UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2010 (May 5, 2010)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Drive Pekin, Illinois	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Employment Agreement and Equity Awards

On May 5, 2010 (the “Effective Date”), the Company and John W. Castle entered into an employment agreement (the “Castle Employment Agreement”) with a term beginning on the Effective Date and expiring on December 31, 2012.  The terms of the Castle Employment Agreement provide for, among other things, (i) a base annual salary of $350,000, (ii) a guaranteed minimum 2010 bonus of $350,000, and after 2010, an annual bonus with a target of at least 100% of Mr. Castle’s base salary and an opportunity to earn an incentive bonus of up to another 100% of Mr. Castle’s base salary each year, in each case based on attainment of performance metrics as determined by the Chief Executive Officer of the Company and approved by the Board of Directors of the Company (the “Board”) or the compensation committee of the Board.

In addition, pursuant to the Castle Employment Agreement, Mr. Castle was awarded options to purchase 100,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), with an exercise price equal to the per share fair market value of the Common Stock on the Effective Date, as determined by the Board (the “Options”), and 25,000 restricted shares of Common Stock (the “Restricted Stock,” and together with the Options, the “Equity Awards”) granted pursuant to the Company’s 2010 Equity Incentive Plan as in effect on March 15, 2010.  50% of the Options and 50% of the Restricted Stock will vest in three equal installments on each of the first two anniversaries of the Effective Date and December 31, 2012, subject to Mr. Castle’s continuing employment with the Company.  50% of the Options and 50% of the Restricted Stock will vest subject to the attainment of reasonable performance criteria to be determined by the Board.  The options will expire on the ten year anniversary of the Effective Date (the “Option Term”).  Notwithstanding the foregoing, in the event of (i) a “Change of Control” (as defined in the Castle Employment Agreement) of the Company, 100% of the Equity Awards will vest, and the Options will remain exercisable for the remainder of the Option Term or (ii) a termination of Mr. Castle’s employment by the Company without “Cause,” or Mr. Castle’s resignation with “Good Reason” (each as defined in the Castle Employment Agreement), 100% of the Equity Awards will vest, and the Options will remain exercisable for a period following the date of termination of (x) 90 days following a termination by Mr. Castle for Good Reason and (y) 12 months following a termination by the Company without Cause.  Any vested Options held by Mr. Castle as of his termination will remain exercisable for the applicable periods delineated in the Castle Employment Agreement.

Upon termination without Cause or for Good Reason, Mr. Castle is entitled to receive (i) any accrued but unpaid base salary, (ii) any earned but unpaid bonus, (iii) reimbursement for any business expenses, (iv) payment for his accrued but unused vacation, (v) vested accrued benefits to which Mr. Castle is entitled under the Company’s employee benefit plans and programs applicable to Mr. Castle and (vi) subject to Mr. Castle’s signing a general release of claims in the form attached to the Castle Employment Agreement (a) a pro-rata bonus for the year of termination, (b) during the contract term, a lump sum payment equal to the sum of his base salary and bonus and (c) the costs of continued health benefits for a period of 12 months.  The Castle Employment Agreement also restricts Mr. Castle from (i) competing with the Company for 12 months following termination, (ii) soliciting any of the Company’s current employees for 12 months following termination and (iii) disparaging the Company for three years following termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 11, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ William J. Brennan
Name: William J. Brennan
Title: Chief Accounting and Compliance Officer